SCHEDULE A

FIRST INVESTORS EQUITY FUNDS

With respect to Select Growth Fund, Growth & Income Fund, Opportunity Fund and Equity Income Fund compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $300 million	0.75%
In excess of $300 million to $500 million	0.72%
In excess of $500 million to $750 million	0.69%
In excess of $750 million to $1.25 billion	0.66%
In excess of $1.25 billion to $1.75 billion	0.64%
In excess of $1.75 billion to $2.25 billion	0.62%
Over $2.25 billion	0.60%

With respect to Total Return Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $300 million	0.75%
In excess of $300 million to $500 million	0.70%
In excess of $500 million to $1 billion	0.65%
In excess of $1 billion to $2 billion	0.60%
In excess of $2 billion to $3 billion	0.55%
Over $3 billion	0.50%

With respect to Global Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $600 million In excess of $600 million to $1 billion	0.95% 0.92%
In excess of $1 billion to $1.5 billion	0.90%
Over $1.5 billion	0.88%

With respect to International Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $300 million	0.98%
In excess of $300 million to $600 million	0.95%
In excess of $600 million to $1 billion	0.92%
In excess of $1 billion to $1.5 billion	0.90%
Over $1.5 billion	0.88%

With respect to Premium Income Fund, compensation pursuant to Paragraph 6 of this Agreement shall be 0.80% of its average daily net assets.

With respect to Special Situations Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $200 million	0.90%
In excess of $200 million to $500 million	0.75%
In excess of $500 million to $750 million	0.72%
In excess of $750 million to $1 billion	0.69%
In excess of $1 billion to $1.5 billion	0.66%
Over $1.5 billion	0.64%

With respect to Covered Call Strategy Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
Up to $300 million	0.80%
In excess of $300 million up to $500 million	0.75%
In excess of $500 million up to $1 billion	0.70%
In excess of $1 billion up to $2 billion	0.65%
In excess of $2 billion up to $3 billion	0.60%
Over $3 billion	0.55%

With respect to Hedged US Equity Opportunities Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Up to $100 million	1.15%
In excess of $100 million up to $500 million	1.10%
In excess of $500 million up to $1.0 billion	1.05%
In excess of $1.0 billion up to $2.0 billion	1.00%
In excess of $2.0 billion up to $3.0 billion	0.95%
Over $3.0 billion	0.90%

FIRST INVESTORS INCOME FUNDS

With respect to Government Cash Management Fund, compensation pursuant to Paragraph 6 of this Agreement shall be 0.50% of its average daily net assets.

With respect to Investment Grade Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $500 million	0.66%
In excess of $500 million to $1 billion	0.64%
In excess of $1 billion to $1.5 billion	0.62%
Over $1.5 billion	0.60%

With respect to Limited Duration Bond Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $500 million	0.41%
In excess of $500 million to $1 billion	0.39%
In excess of $1 billion to $1.5 billion	0.37%
Over $1.5 billion	0.35%

With respect to Fund For Income and International Opportunities Bond Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $250 million	0.75%
In excess of $250 million to $500 million	0.72%
In excess of $500 million to $750 million	0.69%
In excess of $750 million to $1.25 billion	0.66%
In excess of $1.25 billion to $1.75 billion	0.64%
In excess of $1.75 billion to $2.25 billion	0.62%
Over $2.25 billion	0.60%

With respect to Floating Rate Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $250 million	0.60%
In excess of $250 million to $500 million	0.55%
In excess of $500 million to $1 billion	0.50%
In excess of $1 billion to $2 billion	0.45%
Over $2 billion	0.40%

With respect to Strategic Income Fund, compensation pursuant to Paragraph 6 of this Agreement shall be 0.05% of its average daily net assets.

First Investors Income Funds understands that FIMCO may receive compensation from investment companies in which the Strategic Income Fund invests for management services provided to such companies.

FIRST INVESTORS TAX EXEMPT FUNDS

With respect to Tax Exempt Income Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $500 million	0.60%
In excess of $500 million to $1.0 billion	0.58%
In excess of $1.0 billion to $1.5 billion	0.56%
Over $1.5 billion	0.54%

With respect to California Tax Exempt Fund, New Jersey Tax Exempt Fund, New York Tax Exempt Fund and Oregon Tax Exempt Fund compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $500 million	0.50%
In excess of $500 million to $1.0 billion	0.48%
In excess of $1.0 billion to $1.5 billion	0.46%
Over $1.5 billion	0.44%

With respect to Tax Exempt Opportunities Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $500 million	0.55%
In excess of $500 million to $1.0 billion	0.53%
In excess of $1.0 billion to $1.5 billion	0.51%
Over $1.5 billion	0.49%

FIRST INVESTORS LIFE SERIES FUNDS

With respect to Government Cash Management Fund, Covered Call Strategy Fund, Equity Income Fund, Fund For Income, Growth & Income Fund, International Fund, International Opportunities Bond Fund, Investment Grade Fund, Limited Duration Bond Fund, Opportunity Fund, Select Growth Fund, Special Situations Fund and Total Return Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $250 million	0.75%
In excess of $250 million to $500 million	0.72%
In excess of $500 million to $750 million	0.69%
In excess of $750 million to $1.25 billion	0.66%
In excess of $1.25 billion to $1.75 billion	0.64%
In excess of $1.75 billion to $2.25 billion	0.62%
Over $2.25 billion	0.60%

Schedule updated:  January 31, 2019